Exhibit 99.1
[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]
Board of Directors
Synthes, Inc.
1302 Wrights Lane East
West Chester, Pennsylvania 19380
Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated April 25, 2011, to the Board of Directors of Synthes, Inc. (“Synthes”) as Annex C to, and reference thereto under the headings “SUMMARY — Opinion of Synthes’ Financial Advisor” and “THE MERGER — Opinion of Synthes’ Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving Synthes and Johnson & Johnson, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Johnson & Johnson. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ CREDIT SUISSE SECURITIES (USA) LLC

July 7, 2011